EXHIBIT 10.31

TELLIUM, INC.

FORM OF

OPTION AWARD AGREEMENT

THIS OPTION AWARD AGREEMENT (the “Agreement”) is made as of March     , 2003, by and between Tellium, Inc., a Delaware corporation (the “Company”), and              (the “Employee”).

WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders to take action to promote work-force stability, to reward performance and otherwise align employee interests with those of the Company; and

WHEREAS, accordingly the Company has determined to (1) cancel all stock options heretofore granted to the Employee by the Company and (2) issue Stock Options to the Employee pursuant to the Plan, each of (1) – (2) in accordance with and in amounts specified on the Option Award Schedule attached hereto as Annex A.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto, intending to be legally bound, agree as follows:

1.    CANCELLATION AND ISSUANCE OF STOCK OPTIONS.

(a) Cancellation of Stock Options. Effective upon the execution of this Agreement, the Company hereby cancels the stock options presently held by the Employee in the amounts set forth on the Option Award Schedule. The Employee hereby agrees that the stock options are cancelled and are null and void.

(b) Stock Option Grant. Concurrently with the execution of this Agreement, the Company will grant the Employee options to purchase the number of shares of the Company’s Common Stock set forth on the Option Award Schedule, at an exercise price of $0.63 per share (the average of the daily closing prices of the Company’s Common Stock during December, 2002) (the “Employee Stock Option Grant”) pursuant to the Plan, as the same may be amended from time to time but subject to the terms hereof. The Employee Stock Option Grant shall vest in whole or in part (but not for a fraction of a share) upon the following schedule: (i) 50% of the options to purchase shares of Common Stock shall vest immediately upon issuance; and (ii) the balance shall vest in four equal quarterly installments on March 31, June 30, September 30 and December 31, 2003; provided, however, that such unvested options shall not vest if the Employee voluntarily resigns for other than Good Reason or is terminated for Cause (as determined by the Compensation Committee in its sole discretion). The other terms of the Employee Stock Option Grant are more particularly set forth in the Employee’s Stock Option Agreement attached as Annex B and the Plan.

2.    EXECUTION OF NON-COMPETITION AGREEMENT.

(a) Non-Competition Agreement. Concurrently with the execution of this Agreement, the Employee shall execute a non-competition agreement (the “Non-Compete Agreement”) substantially in the form attached hereto as Annex C.

3.    DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used in this Agreement shall have the following meanings:

(a) “Cause” shall mean (i) the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries, (ii) willfully failing to perform reasonably assigned duties within thirty (30) days after having received written notice from the Company to do so, (iii) dishonesty or willful misconduct in the performance of duties, (iv) involvement in a transaction in connection with the performance of duties to the Company or any of its subsidiaries which transaction is adverse to the interests of the Company or any of its subsidiaries and which is engaged in for personal profit or (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties, or (vi) the commission of a felony.

(b) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(c) “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

(d) “Good Reason” shall mean (i) the nature of the Employee’s title, position, duties, powers and authority, reporting relationship or the scope of his responsibilities, are adversely modified, without the Employee’s consent; (ii) a reduction in the Employee’s annual base salary, (iii) the Company’s requiring the Employee, without his consent, to be permanently relocated outside a 50 mile radius from Oceanport, New Jersey, (iv) the failure by the Company to (A) continue in effect any material compensation or material benefit plan or (B) provide the Employee with participation in compensation and benefit plans at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice; provided, however, that if (1) the Employee’s annual base salary or (2) the Employee’s participation in the benefits covered by clauses (A) or (B) above shall be reduced or altered on the same basis and terms as affects all other senior management of the Company, it shall not be “Good Reason.”

(e) “Option Award Schedule” shall mean the Option Award Schedule set forth on Annex A.

(f) “Plan” shall mean the 2001 Stock Incentive Plan of Tellium, Inc., as in effect from time to time.

(g) “Stock Options” shall mean the stock options to purchase Common Stock granted to the Employee in the amounts specified on the Option Award Schedule.

4.    CONDITIONS TO COMPANY’S OBLIGATIONS. The obligations of the Company pursuant to Section 1 of this Agreement is subject to the satisfaction or waiver, on or before the date hereof, of each of the following conditions:

(a) Employee shall have executed and delivered the Non-Compete Agreement substantially in the form attached hereto as Annex C.

5.    GENERAL PROVISIONS.

(a) No Employment or Service Contract. Nothing in this Agreement shall confer upon the Employee any right to continue in the service of the Company (or any subsidiary of the Company employing or retaining Employee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary of the Company employing or retaining Employee) or the Employee, which rights are hereby expressly reserved by each, to terminate the Employee status of Employee at any time for any reason whatsoever, with or without cause, subject to the provisions of any written employment agreement, if any, between the Company and the Employee.

(b) Independent Advice. The Employee is not relying upon the Company or its representatives for legal, financial or tax advice in connection with his execution of this Agreement or in relation to any election made by the Employee hereunder. The Employee is aware, and the Company has advised each of them, that they should seek independent financial, legal and tax counsel and advice with respect to any decision made by them in connection with this Agreement.

(c) Governing Law. THIS AGREEMENT SHALL BE CONSTRUCTED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(d) Employee Undertaking. The Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may, in sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations on the Employee under this Agreement.

(e) No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(f) Modification of Agreement. This Agreement may only be modified, amended, suspended or terminated, and any terms or conditions may be waived by a written instrument executed by the parties hereto.

(g) Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address listed on the signature page hereto or at such other address as such party may designate by three days advance written notice under this Section 5(g) to all other parties to this Agreement.

(h) Entire Agreement. This Agreement, the Stock Option Agreement and the Non-Compete Agreement constitute the entire agreement and understanding among the parties hereto with regard to the subject matter hereof and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the subject matter hereof.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(j) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Employee and the Employee’s legal representatives, heirs, legatees, distributes, executors, administrators, successors, assigns and transferees by operation of law. All obligations imposed upon the Employee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Employee and the Employee’s legal representatives, heirs, legatees, distributees, executors, administrators, successors, assigns and transferees.

(k) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(l) Headings. The section headings herein are for convenience only and shall not be used in interpreting or construing this Agreement.

* * *

IN WITNESS WHEREOF, the parties have executed this Option Award Agreement on the day and year first indicated above.

THE COMPANY:
TELLIUM, INC.
By:

Name:
Title:
		Address:	2 Crescent Place Oceanport, New Jersey 07757
THE EMPLOYEE:
Name:
Address:

ANNEX A

OPTION AWARD SCHEDULE

Stock Options cancelled:

Stock Options issued: